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                                                                 Exhibit 10.10


                          SECURITY AND PLEDGE AGREEMENT
                                (LVHE Litigation)

         THIS SECURITY AND PLEDGE AGREEMENT (the "Agreement") is made and entered into this 25th day of February 1997, by and between John W. Stuart, an individual (hereinafter referred to as "Debtor"), and On Stage Entertainment, Inc., a Nevada corporation ("Secured Party').

                                    RECITALS

         WHEREAS, Debtor and the Secured Party have entered into a Contribution Agreement dated the date of this Agreement (the "Contribution Agreement");

         WHEREAS, in order to secure Debtor's payment and performance of its obligations to indemnify the Secured Party under Article V of the Contribution Agreement, Debtor agrees to the terms and conditions hereof, including the pledge and security interest as set forth herein.

         NOW, THEREFORE, in consideration of the mutual covenants and promises herein contained, Debtor and Secured Party hereby agree as follows:

                                    AGREEMENT

                                    SECTION 1

                          PLEDGE AND SECURITY INTEREST

         1.01 Pledge and Security Interest. In accordance with Article 9 of the Nevada Uniform Commercial Code-Secured Transactions, Debtor hereby pledges, assigns, transfers and grants to Secured Party a security interest in the collateral described in Section 1.02, below, (the "Collateral") to secure the payment and the performance of the obligations of Debtor under this Agreement.

         1.02 Description of Collateral. The Collateral which is the subject of the security interest granted herein is: (a) All Debtor's right, title and interest in, to and under 200,000 of his shares of the common stock of On Stage Entertainment, Inc. evidenced by stock certificate number ____ ("Pledged Securities"); (b) all dividends and distributions in connection with the Pledged Securities (whether consisting of cash, stock, or other property); and (c) all substitutions for and proceeds of the foregoing.

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         1.03 Security for Secured Obligations. This Agreement secures the
Collateral for the prompt payment and performance of all obligations of Debtor under Article V of the Contribution Agreement.

         1.04 Perfection of Security Interest. Debtor has delivered the Pledged Securities to a representative of Secured Party ("Secured Party's Representative") to be held by said representative at 4625 W. Nevso, Suite 9, Las Vegas, Nevada 89103. Debtor agrees that Secured Party's Representative is a person designated by Secured Party to acquire possession of the Collateral for purposes of perfecting Secured Party's security interest therein. Debtor shall promptly execute and deliver such other documents or take such other actions, and provide such other information as may be reasonably requested by Secured Party to perfect or continue the perfection of the security interest granted pursuant to this Agreement.

                                    SECTION 2
                         REPRESENTATIVES AND WARRANTIES

         Debtor represents and warrants to Secured Party that Debtor has good title to the Collateral and has not sold, assigned, or otherwise transferred any interest in the Collateral to any person or entity other than Secured Party and that the Collateral is free and clear of any and all liens, security interests and other charges.

                                    SECTION 3
                                    COVENANTS

         3.01 Prohibition Against Sale of Collateral. Debtor will not sell, transfer or otherwise dispose of the Collateral or any rights therein until after such time as the Collateral is released from the security interest as set forth in Section 8 hereof.

         3.02 Endorsement. Debtor will execute an appropriate endorsement in blank relating to the Collateral in form and substance acceptable to Secured Party.

                                    SECTION 4
                                POWER OF ATTORNEY

         4.01 Grant of Power-of-Attorney. Secured Party is hereby appointed Debtor's attorney-in-fact, to take the following actions in the event of Debtor's default hereunder in the sole discretion of Secured Party: (a) to do any act which Debtor is obligated hereby to do; (b) to exercise such rights, as Debtor might exercise; (c) to enforce all Debtor's rights under the Collateral;
(d) to collect the Collateral and proceeds thereof; (e) to execute and file in Debtor's name any financing statements and amendments thereto required to

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perfect Secured Party's security interest hereunder and such other documents as may be necessary or appropriate to implement the provisions of this Agreement for the benefit of Secured Party; and (f) to defend the Collateral against claims of third parties.

         4.02 Irrevocability. The power-of-attorney granted under this Section 4 is supported by adequate consideration and is irrevocable.

                                    SECTION 5
                         CERTAIN RIGHTS OF SECURED PARTY
                       WITH RESPECT TO PLEDGED SECURITIES

         5.01 Secured Party's Rights Under Contribution Agreement. Secured Party's rights under this Agreement have been separately bargained for, and are independent of the rights and obligations provided in the Contribution Agreement. Secured Party's rights under the Contribution Agreement are in no way impaired or limited by this Agreement.

         5.02 Additional Rights of Secured Party. In addition to any other rights provided under the Contribution Agreement, the Secured Party shall have the following rights set forth in this Section with respect to the Collateral:

         (a) Prior to the full payment and performance of all of Debtor's obligations under this Agreement, Secured Party shall be entitled to receive as additional Collateral any and all cash, additional shares of stock or any other property of any kind payable to Debtor or distributable on or by reason of the Pledged Securities, whether in the form of or by way of dividends, warrants, partial or complete liquidation, conversion, prepayments or redemption's (in whole or in part), or otherwise. If any of the foregoing property shall come into the possession or control of Debtor, Debtor shall hold or control that property in trust for the benefit of Secured Party and forthwith transfer and deliver the same to Secured Party subject to the provisions hereof.

         (b) Debtor recognizes that Secured Party may be unable to effect a sale to the public of all or part of the Pledged Securities by reason of certain prohibitions or restrictions in federal or state securities laws and regulation (herein collectively referred to as "Securities Laws"), or the provisions of other federal and state laws, regulations or rulings, but may be compelled to resort to one or more sales to restricted group of purchasers who will be required to agree to acquire the Pledged Securities for their own account, for investment and not with a view to the further distribution or resale thereof without restriction. Debtor agrees that any sale(s) so made may be at prices and on other terms less favorable to Debtor than if the Pledged Securities were sole to the public, and that Debtor has no obligation to delay the sale of the Pledged Securities for

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               period(d) of time necessary to permit the issuer thereof to register the Pledged Securities for sale to the public under any of the Securities laws. Debtor agrees that negotiated sales whether for cash or credit made under the foregoing circumstances shall not be deemed for that reason not to have been made in a commercially reasonable manner. Debtor shall cooperate with Secured Party and shall satisfy any requirements under the Securities laws applicable to the sale or transfer of the Pledged Securities by Secured Party.

                                    SECTION 6
                                     DEFAULT

         6.01 Events of Default. Debtor agrees that this Agreement shall be in default if there is a breach of any covenant, representation or warranty contained in this Agreement ("Event of Default").

         6.02 Secured Party's Rights Upon Default. Upon the occurrence of an Event of Default, Secured Party shall have the rights and remedies provided at law, in equity and pursuant to this Agreement. Debtor agrees that any proceeds of the Collateral that are received in connection with any liquidation of the Collateral or otherwise may be applied by Secured Party to the satisfaction of the Secured Obligations and that the surplus, if any, shall be returned to Debtor.

                                    SECTION 7
                                IRREVOCABLE PROXY

         Debtor's execution of this Agreement constitutes Debtor's written authorization that, upon the occurrence of any Event of Default, Secured Party shall be entitled to exercise in Secured Party's discretion all voting rights, if any, pertaining to the Pledged Securities pursuant to an exclusive proxy authorized by this Section 7. This proxy is coupled with an interest and is irrevocable.

                                    SECTION 8
                          RELEASE OF SECURITY INTEREST

         Upon final resolution satisfactory to the Company of (i) all the Disputed Litigation (as defined in Section 5.1(b) of the Contribution Agreement), whether by settlement, judgment, dismissal or other, and (ii) all disputes with R.B.L.S. and R.B.L.S. Partnership about responsibility for any obligations arising from the Disputed Litigation, then (a) the Collateral shall be released from the security interest created hereby; and (b) Secured Party shall execute such documentation as Debtor may reasonably request to document such release.

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                                    SECTION 9
                                  MISCELLANEOUS

         9.01 Notices. Any notice, consent, approval, request, demand or other communication required or permitted hereunder must be in writing to be effective and shall be deemed delivered and received when: (a) Personally delivered or if delivered by facsimile, when electronic confirmation is actually received by the party to whom notice was sent, or (b) if delivered by mail, whether actually received or not, at the close of business on the third (3rd) business day following a day when placed in the United States Mail, postage prepaid, certified or registered mail, return receipt requested, at the addresses set forth below (or to such other address as any party shall specify by written notice so given), and shall be deemed to have been delivered as of the date so personally delivered or mailed.

The address of Secured Party for purposes of this paragraph is as follows:

                            On Stage Entertainment, Inc.
                                4625 W. Nevso, Suite
                              Las Vegas, Nevada  89103

                       Attention:  Christopher R. Grobl, Esq.

Address for Debtor shall be as follows:

                                    John W. Stuart
                                  8213 Rancho Destino
                               Las Vegas, Nevada  89123

         9.02 Attorneys' Fees. In the event litigation is commenced to enforce any of the provisions of this Agreement, to recover damages for breach of any of the provisions of this Agreement, or to obtain declaratory relief in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs, whether or not such action proceeds to judgment.

         9.03 Cumulative Remedies. The remedies of Secured Party as provided for herein, or at law or in equity, shall be cumulative and concurrent, and may be pursued singly, successfully, or together at the sole discretion of Secured Party, and may be exercised as often as occasion therefore shall occur and the failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

         9.04 Severability. If for any reason whatsoever, any one or more of the provisions of this Agreement shall be held or deemed to be illegal, inoperative, unenforceable or invalid as applied to any particular case or in all cases, such

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circumstances shall not have the effect of  rendering such provision illegal, inoperative, unenforceable or invalid in any other case or of rendering any other provisions of this Agreement illegal, inoperative, unenforceable or invalid.

         9.05 Governing Law. This Agreement, and all questions relating to its validity, interpretation, performance and enforcement (including, but not limited to provisions concerning limitations of action), shall be governed by and construed in accordance with the laws of the State of Nevada.

         9.06 Binding Effect. The contract shall be binding upon the heirs, executors, administrators and assigns of the Debtor and any successors in interest of Secured Party.

         9.07 Modification. No change or modification of this Agreement shall be valid unless the same be made in writing and signed by all parties hereto.

         9.08 Captions. The captions contained herein are not a part of this Agreement. They are only for the convenience of the parties and do not in any way modify, amplify or give full notice of any of the terms, covenants or conditions of this Agreement.

         9.09 Construction. For purposes of this Agreement, the language of the contract shall be deemed to be the language of both parties and neither party shall be construed as the drafter.

         9.10 Counterparts/Facsimile Signatures. This Agreement may be executed in any number of counterparts and each such counterpart as well as any facsimile signatures thereon shall be deemed to be original for all purposes.

         IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.




DEBTOR:                                      SECURED PARTY:

                                             On Stage Entertainment, Inc.

/s/ John W. Stuart                           By: /s/ Kiran Sidhu
-----------------------------                    -------------------------
John W. Stuart, an individual                    Kiran Sidhu
                                                 Chief Financial Officer

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